UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Amendment No. 1 to Form 8-K

This Amendment No. 1 amends the Current Report on Form 8-K originally filed by Recruiter.com Group, Inc. on February 23, 2024, to correct a typographical error contained in the report.

Item 8.01. Other Events (as corrected).

In light of the replacement of the GOLQ Agreement with the GOLQ Licensing Agreement, no shareholder approval of such transactions is required by the NRS, the rules and regulation of Nasdaq, or the Company’s bylaws. In addition, the Company has elected to postpone the amendment of the articles of incorporation of the Company until a later date. As a result, the Company’s Proxy Statement, originally filed with the Securities and Exchange Commission on September 15, 2023 (incorrectly stated as September 15, 2024, in the original filing), will not be disseminated to shareholders, and no vote will be sought or required on the matters described therein.

The purpose of this amendment is solely to correct the filing date of the Company’s Proxy Statement from September 15, 2024, to September 15, 2023. No other changes have been made to the original Form 8-K filed on February 23, 2024.

(d) Exhibits

Exhibit No.	Description

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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